As filed with the Securities and Exchange Commission on October 3, 2000
                                                     Registration No. 333-______
================================================================================
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                 INNERDYNE, INC.
               (Exact name of issuer as specified in its charter)
                                 --------------

            DELAWARE                                        87-0431168
  (State or other jurisdiction                           (I.R.S. employer
of incorporation or organization)                      identification number)

                    1244 REAMWOOD AVENUE, SUNNYVALE, CA 94089
               (Address of principal executive offices) (Zip Code)

                                 INNERDYNE, INC.
                            DEFINED CONTRIBUTION PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)


                                WILLIAM G. MAVITY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 INNERDYNE, INC.
                              1244 REAMWOOD AVENUE
                           SUNNYVALE, CALIFORNIA 94089
                     (Name and address of agent for service)

                                 (408) 745-6010
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                                PAUL BORDEN, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                               400 SANSOME STREET
                         SAN FRANCISCO, CALIFORNIA 94111

                                 --------------


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
                         CALCULATION OF REGISTRATION FEE
======================================================================================================
 TITLE OF SECURITIES        AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
  TO BE REGISTERED           TO BE          OFFERING PRICE       AGGREGATE OFFERING     REGISTRATION
                          REGISTERED          PER SHARE                PRICE                FEE*
------------------------------------------------------------------------------------------------------
2000 Employee Stock
Purchase Plan:         50,000 shares        $4.914 (1)          $245,703.125 (1)        $64.87
Common Stock
------------------------------------------------------------------------------------------------------
Defined Contribution
Plan:                  25,000 shares        $5.781 (3)          $144,531.25  (3)        $38.16
Common Stock (2)
======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of $4.914 per share, the average of the high and low prices for the Common Stock on September 27, 2000 as reported by the NASDAQ Stock Exchange, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Estimated solely for the purpose of calculating the registration fee on the basis of $5.781 per share, the average of the high and low prices for the Common Stock on September 27, 2000 as reported by the NASDAQ Stock Exchange.
        ++======================================================================


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

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

               The following documents are incorporated by reference in this registration statement:

        (a)     The latest annual report of the Registrant filed pursuant to
                Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) The latest annual report of the Defined Contribution Plan, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

        (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

        (d) The description of the Registrant's common stock contained in the registration statements filed under Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating that information.

               All documents filed by the Registrant or the Defined Contribution Plan after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

               Inapplicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Inapplicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct


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

was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

               The Registrant's Certificate of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted by Delaware Law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

               Inapplicable.


ITEM 8. EXHIBITS.

   5.1    Opinion of Orrick, Herrington & Sutcliffe LLP.

   5.2 Internal Revenue Service ("IRS") Determination Letter concerning the qualification of the InnerDyne, Inc. Merrill Lynch Prototype Defined Contribution Plan, dated June 29, 1993.

  23.1    Consent of Independent Auditor.

  23.2    Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit
          5.1 to this Registration Statement.

  24.1    Power of Attorney (included on signature page).

  99.1    InnerDyne, Inc. Defined Contribution Plan.


ITEM 9. UNDERTAKINGS.

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section
                10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


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                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES


THE REGISTRANT

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on September 18, 2000.

                                       INNERDYNE, INC.
                                           (Registrant)


                                       By: /s/ William G. Mavity
                                          --------------------------------------
                                                     William G. Mavity
                                           President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William G. Mavity, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                          DATE
---------                           -----                          ----
Principal Executive Officer:

/s/ William G. Mavity
-----------------------------       President and Chief            September 18, 2000
        William G. Mavity           Executive Officer; acting
                                    Chief Financial Officer
                                    (Principal Executive,
                                    Financial and Accounting
                                    Officer)


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

Directors:

/s/ Edward W. Benecke
-----------------------------
        Edward W. Benecke           Director                       September 19, 2000


-----------------------------
        Robert M. Curtis            Director                       _______________, 2000


-----------------------------
          John A. Hinds             Director                       _______________, 2000

/s/ William G. Mavity
-----------------------------
        William G. Mavity           Director                       September 18, 2000

/s/ Steven N. Weiss
-----------------------------
         Steven N. Weiss            Director                       September 18, 2000


A majority of the members of the Board of Directors.


THE PLAN

               Pursuant to the requirements of the Securities Act of 1933, the InnerDyne, Inc. Defined Contribution Plan has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Sunnyvale, State of California, on September 18, 2000.


                                    INNERDYNE, INC. DEFINED CONTRIBUTION PLAN

                                    By: /s/ William G. Mavity
                                       ---------------------------------
                                           William G. Mavity
                                           President and Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit
  No.
-------

   5.1    Opinion of Orrick, Herrington & Sutcliffe LLP.

   5.2 Internal Revenue Service ("IRS") Determination Letter concerning the qualification of the InnerDyne, Inc. Merrill Lynch Prototype Defined
          Contribution Plan, dated June 29, 1993.

  23.1    Consent of Independent Auditor.

  23.2    Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit
          5.1 to this Registration Statement.

  24.1    Power of Attorney (included on signature page).

  99.1    InnerDyne, Inc. Defined Contribution Plan.


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